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                                                                   Exhibit  23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 (File No 333-88325) of our report dated August 4, 1998, on the financial statements of OmniLink Communications Corporation for the fiscal year ended December 31, 1997, included in Transaction Network Services, Inc.'s Amendment No. 1 to Form 8-K filed with the Securities and Exchange Commission on September 14, 1998, and to all references to our firm included in this Registration Statement.
/s/  Arthur Andersen LLP

Detroit, Michigan

October 15, 1999